CERTIFICATION

I, Ronald L. Wilder, the principal executive and financial officer, of Titan Technologies, Inc. certify that:


1. I have reviewed this quarterly report on Form 10-QSB of Titan Technologies, Inc., SEC file No. 0-25024;


2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, and in light of the circumstances under which such statements were made, is not misleading with respect to the period covered by this quarterly report.


3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.


4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant is made known to us by others within this entity, particularly during the period in which this quarterly report is being prepared.

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date") and

c) presented in this quarterly report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluations as of the Evaluation Date;


5. I have disclosed, based on my most recent evaluation, to the registrant's auditors and board" of directors:

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls;

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.





Date: June 12, 2003 Ronald L. Wilder
                    --------------------------------------
                    Ronald L. Wilder,  principal executive
                    and financial officer


There are no other certifying officers.


                           CERTIFICATION PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to 18 U.S.C. 1350 (as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002), I, the undersigned, hereby certify that to the best of my knowledge the Quarterly Report on Form 10-QSB of Titan Technologies, Inc. for the quarterly period ended April 30, 2003 (the ""Report"") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                Ronald L. Wilder
                ----------------------------
                Ronald L. Wilder,  President
                (Chief  Executive  Officer)
                (Chief  Financial  Officer)